UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 4, 2022

JACK HENRY & ASSOCIATES, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	0-14112	43-1128385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(Address of Principle Executive Offices) (Zip Code)

417-235-6652
(Registrant’s telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JKHY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On November 3, 2021, Jack Henry & Associates, Inc. (the “Company”) filed a Current Report on Form 8-K reporting the announcement of the pending retirement of Kevin D. Williams as the Chief Financial Officer and Treasurer of the Company. On July 29, 2022, Mr. Williams notified the Board of Directors (the “Board”) of the Company that he would step down as Chief Financial Officer, Treasurer and an executive officer of the Company, effective on the effective date of the appointment of his successor by the Board. On August 4, 2022, the Board appointed Mimi L. Carsley to the role of Chief Financial Officer and Treasurer, to be effective September 1, 2022. Mr. Williams will remain Chief Financial Officer and Treasurer of the Company until September 1, 2022, and will remain with the Company in a transitional advisor role for a short time thereafter.

Mr. Williams has served as Chief Financial Officer and Treasurer of the Company since 2001.

(c) On August 4, 2022, the Board appointed Mimi L. Carsley to the role of Chief Financial Officer and Treasurer, to be effective September 1, 2022. Upon the effectiveness of the appointment, Ms. Carsley will serve as the principal financial officer of the Company.

Ms. Carsley, age 52, joined the Company as the Executive Vice President of Finance on July 1, 2022. Prior to joining the Company, Ms. Carsley served in various roles for Blucora, Inc. (Nasdaq: BCOR), including as Treasurer and Senior Vice President of Financial Planning & Analysis and Procurement from 2020 to 2022, as Interim Chief Financial Officer in 2020, and as a Financial Consultant contractor from 2018 to 2020. Ms. Carsley also served as Treasurer and Executive Vice President of Corporate Development at LPL Financial Holdings, Inc. (Nasdaq: LPLA) from 2015 to 2017.

In her role as Chief Financial Officer and Treasurer, Ms. Carsley will receive a base annual salary of $475,000, an annual cash incentive bonus target for fiscal year 2023 of 100% of her annual base salary, and long-term equity incentive compensation target grant value for fiscal year 2023 of 200% of her annual base salary. Ms. Carsley also received a one-time equity grant of restricted stock units equal to $400,000.

Ms. Carsley has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. Ms. Carsley is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additional information regarding Ms. Carsley’s appointment is detailed in the Company’s press release dated August 8, 2022, the text of which is attached hereto as Exhibit 99.1.

Item 9.01
Financial Statements and Exhibits.

Exhibits

Exh.No. Description
99.1 Press release dated Aug. 8, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date:	August 8, 2022	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer and Treasurer